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Exhibit 4

COMMON STOCK	COMMON STOCK
PAR VALUE $.01	THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NY OR DENVER, CO
Certificate Number ZQ 000416	GOLDEN ENERGY MARINE CORP. INCORPORATED UNDER THE LAWS OF THE REPUBLIC OF THE MARSHALL ISLANDS 300,000,000 AUTHORIZED SHARES $.01 PAR VALUE	Shares * * 600620 * * * * * * * * * 600620 * * * * * * * * * 600620 * * * * * * * * * 600620 * * * * * * * * * 600620 * *
THIS CERTIFIES THAT	MR. SAMPLE & MRS. SAMPLE & MR. SAMPLE & MRS. SAMPLE	CUSIP Y27449 10 0 SEE REVERSE FOR CERTAIN DEFINITIONS

is the owner of	* * * SIX HUNDRED THOUSAND SIX HUNDRED AND TWENTY* * *

FULLY-PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

Golden Energy Marine Corp. (hereinafter called the "Company"), transferable on the books of the Company in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby, are issued and shall be held subject to all of the provisions of the Articles of Incorporation, as amended, and the Bylaws, as amended, of the Company (copies of which are on file with the Company and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers:
DATED <<Month Day, Year>>
/s/ Dale Ploughman President	GOLDEN ENERGY MARINE CORP. 2005 SEAL REPUBLIC OF THE MARSHALL ISLANDS	COUNTERSIGNED AND REGISTERED: COMPUTERSHARE TRUST CO., INC. (DENVER) TRANSFER AGENT AND REGISTRAR,
/s/ Alexander Papageorgiou Secretary		By AUTHORIZED SIGNATURE

SECURITY INSTRUCTIONS ON REVERSE

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  Exhibit 4